Exhibit 4.A

Execution Copy

FOURTH SUPPLEMENTAL INDENTURE

among

EL PASO EXPLORATION & PRODUCTION COMPANY,

as Issuer,

EL PASO PRODUCTION COMPANY,

MEDICINE BOW ENERGY CORPORATION,

MEDICINE BOW OPERATING COMPANY,

MBOW FOUR STAR CORPORATION,

EL PASO PRODUCTION OIL & GAS COMPANY,

EL PASO E&P HOLDINGS, INC.,

EL PASO E&P COMPANY, L.P.,

EL PASO PRODUCTION RESALE COMPANY,

EL PASO ENERGY OIL TRANSMISSION, L.L.C.

and

EL PASO PRODUCTION OIL & GAS GATHERING, L.P.,

as Subsidiary Guarantors,

and

WILMINGTON TRUST COMPANY

as Trustee

______________

December 31, 2005

______________

7¾% Senior Notes due 2013

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture, dated as of December 31, 2005 (this “Fourth Supplemental Indenture”), is entered into by and among (i) El Paso Exploration & Production Company (the “Company”), formerly known as El Paso Production Holding Company, (ii) El Paso Production Company, Medicine Bow Energy Corporation, Medicine Bow Operating Company, MBOW Four Star Corporation, El Paso Production Oil & Gas Company, El Paso E&P Holdings, Inc., El Paso E&P Company, L.P., El Paso Production Resale Company, El Paso Energy Oil Transmission, L.L.C. and El Paso Production Oil & Gas Gathering, L.P. (collectively, the “Subsidiary Guarantors”), and (iii) Wilmington Trust Company, as trustee (the “Trustee”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Original Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Company, El Paso Production Company (“El Paso Production”), El Paso Production GOM Inc. (“GOM”), Vermejo Minerals Corporation (“Vermejo”) and El Paso Energy Raton, L.L.C. (“Raton”) have heretofore executed and delivered to the Trustee that certain Indenture, dated as of May 23, 2003 (the “Original Indenture”), providing for the issuance of $1,200,000,000 aggregate principal amount of the Company’s 7¾% Senior Notes due 2013 (the “Notes”);

WHEREAS, as set forth in the First Supplemental Indenture (as defined below), Raton and Vermejo entered into an Agreement of Merger, pursuant to which (i) Raton was merged with and into Vermejo, (ii) Vermejo was the surviving corporation of the merger contemplated by such agreement, and (iii) Vermejo’s name was changed to “El Paso Energy Raton Corporation” (“Raton Corporation”);

WHEREAS, the Company, El Paso Production, GOM, Vermejo and the Trustee entered into that certain First Supplemental Indenture, dated as of January 31, 2004 (the “First Supplemental Indenture”), pursuant to which the Original Indenture was amended and Vermejo expressly assumed the obligations of Raton under its Subsidiary Guarantee;

WHEREAS, the Company, El Paso Production, GOM, Raton Corporation and the Trustee entered into that certain Second Supplemental Indenture, dated as of July 26, 2004 (the “Second Supplemental Indenture”), pursuant to which the Original Indenture (as supplemented by the First Supplemental Indenture) was further amended and certain covenants were added for the benefit of the Holders pursuant to Section 9.01(6) of the Original Indenture;

WHEREAS, the Company, El Paso Production, GOM, Raton Corporation, Medicine Bow Energy Corporation (“Medicine Bow”), Medicine Bow Operating Company (“MBOW Operating”) and MBOW Four Star Corporation (“MBOW Four Star”) entered into that certain Third Supplemental Indenture, dated as of August 31, 2005 (the “Third Supplemental Indenture”), pursuant to which the Original Indenture (as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture) was further amended and Medicine Bow, MBOW Operating and MBOW Four Star each expressly assumed the obligations of a Subsidiary Guarantor under the Original Indenture (as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture);

WHEREAS, as of the date hereof, pursuant to the reorganization of certain subsidiaries of El Paso Corporation (the “Reorganization”), (a) El Paso Production Oil & Gas Company, a Delaware corporation (“El Paso POG”), El Paso E&P Holdings, Inc., a Delaware corporation formerly known as El Paso Production Oil & Gas Holdings, Inc. (“El Paso Holdings”), El Paso E&P Company, L.P., a Delaware limited partnership formerly known as El Paso Production Oil & Gas USA, L.P. (“El Paso E&P”), El Paso Production Resale Company, a Delaware corporation (“El Paso Resale”), El Paso Energy Oil Transmission, L.L.C., a Delaware limited liability company (“El Paso Transmission”) and El Paso Production Oil & Gas Gathering, L.P., a Delaware limited partnership (“El Paso Gathering”), became direct or indirect wholly owned subsidiaries of the Company and (b) El Paso Production Holding Company changed its name to El Paso Exploration & Production Company;

WHEREAS, the Company and the Subsidiary Guarantors now desire to further amend the Original Indenture (as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, and as so supplemented, the “Indenture”) to include El Paso POG, El Paso Holdings, El Paso E&P, El Paso Resale, El Paso Transmission and El Paso Gathering as parties to the Indenture as guarantors of the Company’s obligations under the Notes, subject to the terms and conditions of the Indenture and the Notes;

WHEREAS, pursuant to the Reorganization, GOM, Raton Corporation and El Paso E&P entered into and consummated an Agreement of Merger, as of the date hereof, pursuant to which (a) GOM and Raton Corporation merged with and into El Paso E&P and (b) El Paso E&P is the surviving entity of the merger;

WHEREAS, Section 5.01(b) of the Original Indenture provides that, in connection with a merger of any Subsidiary Guarantor with or into any Person, such Person shall expressly assume the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

WHEREAS, El Paso E&P desires to expressly assume the obligations of GOM and Raton Corporation under their respective Subsidiary Guarantees; and

WHEREAS, the Trustee, upon satisfaction of all actions and conditions on the part of the Company and the Subsidiary Guarantors necessary for the execution, delivery and performance of this Fourth Supplemental Indenture (including, without limitation, the receipt of an Officers’ Certificate and an Opinion of Counsel) is willing to amend the Indenture as hereinafter set forth;

NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE 1

Section 1.01 This Fourth Supplemental Indenture is supplemental to the Original Indenture, as previously amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, and does and shall be deemed to form a part of, and shall be construed in connection with and as a part of, the Original Indenture, as so amended and supplemented, for any and all purposes.

Section 1.02 This Fourth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01 The Company, the Subsidiary Guarantors and the Trustee hereby acknowledge and agree that each of El Paso POG, El Paso Holdings, El Paso E&P, El Paso Resale, El Paso Transmission and El Paso Gathering (collectively, the “New Subsidiary Guarantors”) hereby becomes a party to the Indenture, as a Subsidiary Guarantor, and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The New Subsidiary Guarantors agree to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. Each New Subsidiary Guarantor hereby provides a full, unconditional and irrevocable Guarantee, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder and to the Trustee and their successors and assigns, on the terms and subject to the conditions set forth in the Indenture, including but not limited to Article 10 thereof.

ARTICLE 3

Section 3.01 El Paso E&P hereby assumes all of the obligations of GOM and Raton Corporation under the Original Indenture, including all their obligations under their respective Subsidiary Guarantees.

ARTICLE 4

Section 4.01 Except as specifically modified herein, the Notes and the Indenture are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Subsidiary Guarantors.

Section 4.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Fourth Supplemental Indenture. This Fourth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Fourth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, regardless of whether elsewhere herein so provided, including indemnification pursuant to Section 7.07 of the Original Indenture, and the Company acknowledges that the Trustee shall be entitled to indemnification pursuant to Section 7.07 of the Original Indenture against any and all loss, liability or expense (including attorney’s fees) in connection with the Trustee’s signing this Fourth Supplemental Indenture.

Section 4.03 THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.04 This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 4.05 All notices and other communications to the New Subsidiary Guarantors shall be given as provided in Section 11.02 of the Original Indenture for notices to Subsidiary Guarantors.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

Issuer:

EL PASO EXPLORATION & PRODUCTION COMPANY

By:     /s/ Gene T. Waguespack
    Gene T. Waguespack
    Senior Vice President, Chief Financial Officer, Controller and Treasurer

Subsidiary Guarantors:

EL PASO PRODUCTION COMPANY

By:     /s/ Gene T. Waguespack
    Gene T. Waguespack
    Senior Vice President, Controller and Treasurer

MEDICINE BOW ENERGY CORPORATION

By:     /s/ Gene T. Waguespack
    Gene T. Waguespack
    Senior Vice President, Controller and Treasurer

MEDICINE BOW OPERATING COMPANY

By:     /s/ Gene T. Waguespack
    Gene T. Waguespack
    Senior Vice President, Controller and Treasurer

MBOW FOUR STAR CORPORATION

By:    /s/ Gene T. Waguespack
    Gene T. Waguespack
    Senior Vice President, Controller and Treasurer

EL PASO PRODUCTION OIL & GAS COMPANY

By:     /s/ Gene T. Waguespack
    Gene T. Waguespack
    Senior Vice President, Controller and Treasurer

EL PASO E&P HOLDINGS, INC.

By:     /s/ Andrew T. Ponocciome
    Andrew T. Ponocciome
    President

EL PASO E&P COMPANY, L.P.

By:     /s/ Gene T. Waguespack
    Gene T. Waguespack
    Senior Vice President, Controller and Treasurer

EL PASO PRODUCTION RESALE COMPANY

By:     /s/ Gene T. Waguespack
    Gene T. Waguespack
    Senior Vice President, Controller and Treasurer

EL PASO ENERGY OIL TRANSMISSION, L.L.C.

By:     /s/ Gene T. Waguespack
    Gene T. Waguespack
    Senior Vice President, Controller and Treasurer

EL PASO PRODUCTION OIL & GAS GATHERING, L.P.

By:     /s/ Gene T. Waguespack
    Gene T. Waguespack
    Senior Vice President, Controller and Treasurer

Trustee:

WILMINGTON TRUST COMPANY, as Trustee

By:    /s/ Suzanne J. Mac Donald
Name:    Suzanne J. Mac Donald
Title:       Vice President